POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Evan M. Turtz, the undersigned's true and lawful attorney and agent, to execute and file with the Securities and Exchange
Commission, on behalf of the undersigned, a Form ID -
Uniform Application for Access Codes to File on Edgar, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 in connection with transactions engaged in or to be engaged in by the undersigned in securities of Trane Technologies Public Limited Company, a company formed in Ireland, and any and all amendments to such forms, and any and all instruments or documents filed as a part of or in connection with such forms and amendments; and the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked or modified.

IN WITNESS WHEREOF the undersigned has subscribed these presents this 20th day of October, 2022.



                /s/ Mark R. George
                Mark R. George